                                                                    EXHIBIT 4(i)

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                        ICF KAISER INTERNATIONAL, INC.

                      12% SENIOR NOTE DUE 2003, SERIES B


                                                        CUSIP No. 449244
                                                                        --------

No.BQ-                                                 $
      ----------                                         -----------------------

ICF Kaiser International, Inc., a Delaware corporation (the "Company"), for value received promises to pay to CEDE & Co., or registered assigns, the principal sum of ________ Dollars on December 31, 2003.

Interest Payment Dates:  June 30 and December 31

Record Dates:  June 15 and December 15

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused the Security to be signed manually or by facsimile by its duly authorized officers.

Dated:


ICF KAISER INTERNATIONAL, INC.


By:
   ----------------------------

By:
   ----------------------------
              (SEAL)

                                   Face - 2

                    Trustee's Certificate of Authentication



          This is one of the Series B Notes referred to in the within-mentioned Indenture.



Dated:                                             THE BANK OF NEW YORK
                                                   as Trustee



                                                   By:
                                                      --------------------------
                                                         Authorized Signatory

                                   Face - 3

                      12% SENIOR NOTE DUE 2003, SERIES B


          Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture under which this Note is issued.

          1. Interest. ICF Kaiser International, Inc., a Delaware corporation (the "Company," which term shall include any Successor under the Indenture), promises to pay interest on the principal amount of this Note at 12% provided that one percent (1%) additional interest (the "Additional Interest") is payable on the Notes from the date of, and as provided in, the Indenture. The Company files its financial results with the Securities and Exchange Commission on quarterly and annual reports, and these reports include the Company's earnings after deducting minority interests and before interest, taxes, depreciation, and amortization calculated in accordance with generally accepted accounting principles ("Earnings"). The Company measures its Earnings for trailing twelve month periods, each period to end on the last day of a fiscal quarter and extend no further than March 31, 1998 (each a "Quarterly Measurement Period"). If the Company's Earnings equal or exceed $36 million for two consecutive Quarterly Measurement Periods, then the Company is relieved of its obligation to pay any future Additional Interest. However, if the Company's Earnings do not equal or exceed $36 million for any subsequent Quarterly Measurement Period, up to and including the Quarterly Measurement Period ending March 31, 1998, the Company is obligated to commence paying Additional Interest until the Company's Earnings again equal or exceed $36 million on a trailing twelve month basis calculated quarterly. The Company will pay interest semiannually on June 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 31, 1996; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 1997. The Company shall pay interest on overdue principal from time to time on demand at the rate of 1% per annum in excess of the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The

                                  Reverse - 1

Company, however, may pay such amounts by check payable in such U.S. Legal Tender. It may mail an interest check to a Holder's registered address.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

          4. Indenture and Guarantees. The Company issued the Notes under an Indenture dated as of December 23, 1996 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date of execution of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are unsecured general obligations of the Company limited to $15,000,000 in aggregate principal amount. Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Section 5.11 of the Indenture.

          5. Optional Redemption. The Notes may not be redeemed prior to December 31, 1998, but will be redeemable at the option of the Company, in whole or in part, at any time on or after December 31, 1998, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the redemption date, if redeemed during the 12-month period beginning December 31:

                                         Optional
               Year                   Redemption Price
               ----                   ----------------

               1998                      108.0%
               1999                      106.4%
               2000                      104.8%
               2001                      103.2%
               2002                      101.6%

          If fewer than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

                                  Reverse - 2

          6.  Offers to Repurchase.

              (a) Change of Control Offer. In accordance with the terms of the Indenture, upon the occurrence of a Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase.

          A Holder of Notes may tender or refrain from tendering all or any portion of his Notes at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing below on this Note. Any portion of Notes tendered must be in integral multiples of $1,000.

              (b) Asset Sale Offer. In accordance with the terms of the Indenture, if the Company or any Restricted Subsidiary consummates an Asset Sale, the Company will, under certain circumstances, be required to utilize a portion of the net proceeds received from such Asset Sale to offer to purchase Notes at a purchase price equal to 100% of the aggregate principal amount of the Notes plus accrued interest to the date fixed for the purchase.

          A Holder of Notes may tender or refrain from tendering all or any portion of his Notes at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing below this Note. Any portion of Notes tendered must be in integral multiples of $1,000.

          Subject to the provisions described above and compliance with Article 6 of the Indenture, the Company may sell or otherwise dispose of all or substantially all of its assets to a Successor that assumes all of the Company's obligations under the Notes and Indenture, and thereafter be discharged from such obligations.

          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                                  Reverse - 3

          9. Unclaimed Funds. If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

          10. Discharge. The Company may be discharged from its obligations under the Indenture and the Notes, except for certain provisions thereof, upon satisfaction of certain conditions specified in the Indenture.

          11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes, or any failure to comply with the provisions of the Indenture relating to a Change of Control Offer (as defined in the Indenture)) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that does not adversely affect the legal rights of any Holder; to surrender any right or power conferred upon the Company in the Indenture or the Notes; or to modify, eliminate or add to the provisions of the Indenture or the Notes to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee or the Company in a notice furnished to Holder in accordance with the terms of the Indenture.

          Without the consent of each Holder affected, the Company may not take certain actions, including: (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to optional redemption or mandatory repurchase of the Notes under the Indenture; (iv) make any Note payable in money other than that stated in this Note; (v) make any change in certain provisions of the Indenture regarding a Change of Control, a waiver of past Defaults and the rights of Holders to receive payment; or

                                  Reverse - 4

(vi) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes or that resulted from a failure to comply with the Change of Control provisions of the Indenture.

          12. Restrictive Covenants. The Indenture contains certain covenants which, among other things, limit: (i) the incurrence of additional Indebtedness by the Company and Restricted Subsidiaries; (ii) the payment of dividends; (iii) the repurchase of capital stock or subordinated indebtedness; (iv) the making of certain other distributions, loans and investments; (v) the sale of assets and the sale of the stock of Restricted Subsidiaries; (vi) the creation of restrictions on the ability of Restricted Subsidiaries to pay dividends or make other payments to the Company; and (vii) the ability of the Company and Restricted Subsidiaries to enter into certain transactions with Affiliates or to merge, consolidate or transfer substantially all assets. These restrictions are subject to important qualifications and exceptions. The Company must report to the Trustee on compliance with such limitations.

          13. Defaults and Remedies. Events of Default include: default in payment of interest on the Notes for 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain defaults under other Indebtedness; certain final judgments that remain undercharged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                                  Reverse - 5

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (-- tenants in common), TEN ENT (-- tenants by the entireties), JT TEN (-- joint tenants with right of survivorship and not as tenants in common), CUST (--Custodian), and U/G/M/A (-- Uniform Gifts to Minors Act).

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Commission on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made to the accuracy of such numbers as provided on the Notes, and reliance may be placed only on the other identification numbers printed thereon.

          19. Governing Law. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

               ICF Kaiser International, Inc.
               9300 Lee Highway
               Fairfax, Virginia  22031-1207
               Attention:  Executive Vice President and
                              Chief Financial Officer

                                  Reverse - 6

                                   GUARANTEE

     The Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor to a Guarantor) have unconditionally guaranteed (such guarantee by each Guarantor being referred to herein as the "Guarantee") (a) the full and prompt payment of the principal of and premium, if any, on any Note when and as the same shall come due and payable, whether at the stated maturity thereof, by acceleration, redemption or otherwise and (b) the full and prompt payment of any interest on any Note when and as the same shall become due, according to the terms of such Note and the Indenture.

     No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the guarantees are noted shall have been executed by the Trustee under the indenture by the manual signature of its authorized officers.

                           GUARANTORS:

                           CYGNA CONSULTING ENGINEERS AND

                           PROJECTS MANAGEMENT, INC.

Attest:                    BY:
       ---------------        --------------------------------------------------
                              Name:
                              Title:

                           ICF KAISER GOVERNMENT PROGRAMS, INC.

Attest:                    BY:
       ---------------        --------------------------------------------------
                              Name:
                              Title:

                           PCI OPERATING COMPANY, INC.

Attest:                    BY:
       ---------------        --------------------------------------------------
                              Name:
                              Title:

                           SYSTEMS APPLICATIONS INTERNATIONAL, INC.

Attest:                    BY:
       ---------------        --------------------------------------------------
                              Name:
                              Title:

                                  Reverse - 7

                                ASSIGNMENT FORM



          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or tax I.D. No.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
     ---------------
                                 Your Signature:
                                                -------------------------------
                                 (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:

                                  Referse - 8

                      OPTION OF HOLDER TO ELECT PURCHASE



          If you want to elect to have this Note purchased by the Company pursuant to an Asset Sale Offer or a Change in Control Offer, please execute and return this form to the Company.

          If you want to elect to have only part of the Note purchased by the Company pursuant to the Indenture, state the amount you elect to have purchased:
$
 -------------



Date:
     --------------
                                 Your Signature:
                                                 ------------------------------
                                 (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:

                                  Reverse - 9